Exhibit 3.1

FLAT ROCK CAPITAL CORP.

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

FIRST:                                The undersigned, Robert K. Grunewald, whose address is 40 Walker St. 4th Floor New York, NY 10023, being at least 18 years of age, does hereby form a corporation under the general laws of the State of Maryland.

SECOND:                 The name of the corporation (the “Corporation”) is:

Flat Rock Capital Corp.

THIRD:                           The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereinafter in force.

FOURTH:                The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore County, Baltimore, Maryland 21201.

FIFTH:                               The name of the resident agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated. The resident agent is a Maryland corporation.

SIXTH:                             The total number of shares of stock which the Corporation shall have authority to issue is 150,000,000 shares, $0.01 par value per share (“Common Stock”).

SEVENTH:         The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation initially shall be one, which number may be increased or decreased only by the Board of Directors pursuant to the Bylaws of the Corporation, but shall never be less than the minimum number required by the Maryland General Corporation Law (the “MGCL”). The name of the director who shall serve until the first annual meeting of stockholders and until his successor is duly elected and qualified is:

Robert K. Grunewald

The director may increase the number of directors and may fill any vacancy, whether resulting from an increase in the number of directors or otherwise, on the Board of Directors in the manner provided in the Bylaws.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 17th day of March, 2017.

/s/ Robert K. Grunewald
Robert K. Grunewald, Incorporator

Signature Page to Articles of Incorporation — Flat Rock Senior Capital Corporation (MD)